UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 1, 2021

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 1, 2021, Wynn Resorts, Limited (the “Company”) entered into the following amendments (the “Amendments”) to the employment agreements for each of our named executive officers, Matthew O. Maddox, Chief Executive Officer, Craig S. Billings, President and Chief Financial Officer, and Ellen F. Whittemore, Executive Vice President, General Counsel and Secretary.

The Amendments temporarily reduce the annual base salary compensation for each of our named executive officers by 20% for the first three months of 2021. As of April 1, 2021, the annual base salaries will be restored to 100% of the annual base salary compensation in the applicable employment agreement. As a result of the Amendments, the 2021 annual base salary for (i) Mr. Maddox will be reduced to $1,900,000; (ii) Mr. Billings will be reduced to $1,140,000; and (iii) Ms. Whittemore will be reduced to $665,000.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments, which will be filed as exhibits to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: January 5, 2021	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President, General Counsel & Secretary